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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 21, 2000


                              GLACIER BANCORP, INC.


             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       000-18911                                            81-0519541
------------------------                         -------------------------------
(Commission File Number)                         IRS Employer Identification No.


                                 49 Commons Loop
                               Kalispell, MT 59901
               (Address of principal executive offices) (zip code)


        Registrant's telephone number, including area code: 406-756-4234



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ITEM 5 - OTHER EVENTS

        On December 21, 2000, Glacier Bancorp, Inc. a Delaware corporation ("Company"), announced that it plans to issue trust preferred securities in the aggregate amount of $35 million through Glacier Capital Trust I, a trust affiliate formed for the purpose of the offering. The securities will be sold in an underwritten public offering that will be registered under the Securities Act of 1933, as amended. Net proceeds to Glacier Bancorp will be used for general corporate purposes and will enhance Glacier's capital position in anticipation of pending transactions.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

        (a)     Financial statements - not applicable.

        (b)     Pro forma financial information - not applicable.

        (c)     Exhibits:

                (99)    Press Release issued by the Company dated December 21,
                        2000



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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: December 20, 2000


                                       GLACIER BANCORP, INC.



                                       By: /s/ Michael J. Blodnick
                                          --------------------------------------
                                           Michael J. Blodnick
                                           President and Chief Executive Officer



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